As filed with the Securities and Exchange Commission on October 31, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Regeneron Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Its Charter)
New York (State or Other Jurisdiction of Incorporation or Organization)	13-3444607 (I.R.S. Employer Identification No.)
777 Old Saw Mill River Road
Tarrytown, New York 10591-6707
(914) 847-7000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joseph J. LaRosa, Esq.
Executive Vice President, General Counsel and Secretary
Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591-6707
(914) 847-7000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:
David J. Goldschmidt, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Telephone: (212) 735-3000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☐

PROSPECTUS
Regeneron Pharmaceuticals, Inc.
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
We may from time to time offer to sell together or separately in one or more offerings:
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Common Stock;

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preferred stock;

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debt securities, which may be senior, senior subordinated, subordinated, or junior subordinated and convertible, non-convertible, exchangeable, or non-exchangeable; and

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warrants to purchase our Common Stock, preferred stock, or debt securities.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
We may offer and sell these securities through underwriters, dealers, or agents or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers, or agents involved in the offering and any applicable fees, commissions, or discount arrangements.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.
Our Common Stock is listed on The Nasdaq Global Select Market under the trading symbol “REGN.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2 before you make your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 31, 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices, and terms of the securities offered. The prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
You should not assume that the information in this prospectus, any prospectus supplement, or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations, and prospects may have changed since then.
In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Regeneron,” “Company,” “we,” “us,” and “our” to refer to Regeneron Pharmaceuticals, Inc. References to “preferred stock” refer to shares of our preferred stock, par value $0.01 per share; references to “Common Stock” refer to shares of our common stock, par value $0.001 per share; references to “Class A Stock” refer to our Class A Stock, par value $0.001 per share; and references to “common shares” mean, collectively, shares of Common Stock and shares of Class A Stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplements, and the documents incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties relating to future events and our future performance, and actual events or results may differ materially from these forward-looking statements. Words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. These statements concern, and these risks and uncertainties include, among others:
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the nature, timing, and possible success and therapeutic applications of products marketed or otherwise commercialized by us and/or our collaborators or licensees (collectively, “Regeneron’s Products”) and product candidates being developed by us and/or our collaborators or licensees (collectively, “Regeneron’s Product Candidates”) and research and clinical programs now underway or planned, including without limitation those discussed or referenced in the documents incorporated by reference into this prospectus, our and our collaborators’ earlier-stage programs, and the use of human genetics in our research programs;

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the likelihood and timing of achieving any of our anticipated development milestones;

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safety issues resulting from the administration of Regeneron’s Products and Regeneron’s Product Candidates in patients, including serious complications or side effects in connection with the use of Regeneron’s Products and Regeneron’s Product Candidates in clinical trials;

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the likelihood, timing, and scope of possible regulatory approval and commercial launch of Regeneron’s Product Candidates and new indications for Regeneron’s Products;

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the extent to which the results from the research and development programs conducted by us and/or our collaborators may be replicated in other studies and/or lead to advancement of product candidates to clinical trials, therapeutic applications, or regulatory approval;

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ongoing regulatory obligations and oversight impacting Regeneron’s Products, research and clinical programs, and business, including those relating to patient privacy;

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determinations by regulatory and administrative governmental authorities which may delay or restrict our ability to continue to develop or commercialize Regeneron’s Products and Regeneron’s Product Candidates;

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competing drugs and product candidates that may be superior to, or more cost effective than, Regeneron’s Products and Regeneron’s Product Candidates (including biosimilar versions of Regeneron’s Products);

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uncertainty of the utilization, market acceptance, and commercial success of Regeneron’s Products and Regeneron’s Product Candidates and the impact of studies (whether conducted by us or others and whether mandated or voluntary) or recommendations and guidelines from governmental authorities and other third parties on the commercial success of Regeneron’s Products and Regeneron’s Product Candidates;

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our ability to manufacture and manage supply chains for multiple products and product candidates;

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the ability of our collaborators, suppliers, or other third parties (as applicable) to perform manufacturing, filling, finishing, packaging, labeling, distribution, and other steps related to Regeneron’s Products and Regeneron’s Product Candidates;

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the availability and extent of reimbursement of Regeneron’s Products from third-party payors, including private payor healthcare and insurance programs, health maintenance organizations, pharmacy benefit management companies, and government programs such as Medicare and Medicaid;

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coverage and reimbursement determinations by such payors and new policies and procedures adopted by such payors;

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the costs of developing, producing, and selling products or unanticipated expenses;

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our ability to meet any of our financial projections or guidance, including without limitation capital expenditures, and changes to the assumptions underlying those projections or guidance;

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the potential for any license or collaboration agreement, including our agreements with Sanofi and Bayer (or their respective affiliated companies, as applicable), to be cancelled or terminated;

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the impact of public health outbreaks, epidemics, or pandemics (such as the COVID-19 pandemic) on our business; and

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risks associated with intellectual property of other parties and pending or future litigation relating thereto (including without limitation those described in the notes to our financial statements incorporated by reference into this prospectus), other litigation and other proceedings and government investigations relating to the Company and/or its operations (including without limitation those described in the notes to our financial statements incorporated by reference into this prospectus), the ultimate outcome of any such proceedings and investigations, and the impact any of the foregoing may have on our business, prospects, operating results, and financial condition.

Any forward-looking statements are made based on management’s current beliefs and judgment, and the reader is cautioned not to rely on any such statements. In evaluating such statements, shareholders and potential investors should specifically consider the various factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, and in our other reports and filings with the SEC, in each case including in the sections thereof captioned “Item 1A. Risk Factors,” which could cause actual events and results to differ materially from those indicated by such forward-looking statements. We do not undertake any obligation to update (publicly or otherwise) any forward-looking statement, whether as a result of new information, future events, or otherwise.
NOTE REGARDING TRADEMARKS
“Altibodies™,” “ARCALYST®,” “Evkeeza®,” “EYLEA®,” “EYLEA HD®,” “Inmazeb®,” “Libtayo®,” “Ordspono™,” “Praluent®” (in the United States), “REGEN-COV®,” “Regeneron®,” “Regeneron Genetics Center®,” “RGC®,” “Veloci-Bi®,” “VelociGene®,” “VelociHum®,” “VelociMab®,” “VelocImmune®,” “VelociMouse®,” “VelociSuite®,” “VelociT®,” “Veopoz®,” and “ZALTRAP®” are our trademarks. Trademarks and trade names of other companies appearing in this prospectus are, to our knowledge, the property of their respective owners. This prospectus, any accompanying prospectus supplements, and the documents incorporated by reference herein and therein refer to products of Regeneron Pharmaceuticals, Inc., its collaborators, and other parties. Consult the product label in each territory for specific information about such products.

SUMMARY
This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”
Regeneron Pharmaceuticals, Inc.
Regeneron Pharmaceuticals, Inc. is a fully integrated biotechnology company that invents, develops, manufactures, and commercializes medicines for people with serious diseases. Our products and product candidates in development are designed to help patients with eye diseases, allergic and inflammatory diseases, cancer, cardiovascular and metabolic diseases, hematologic conditions, infectious diseases, and rare diseases.
Our core business strategy is to maintain a strong foundation in basic scientific research and discovery-enabling technologies, and to build on that foundation with our clinical development, manufacturing, and commercial capabilities. Our objective is to continue to advance as an integrated, multi-product biotechnology company that provides patients and medical professionals with important medicines for preventing and treating human diseases.
Corporate Information
Our principal executive offices are located at 777 Old Saw Mill River Road, Tarrytown, New York 10591, and our telephone number at that address is (914) 847-7000. Our website address is www.regeneron.com. The information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

RISK FACTORS
You should consider the specific risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations, and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” in this prospectus.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of securities by us as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the Common Stock, preferred stock, debt securities, and warrants that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
General
Our authorized capital stock consists of 320,000,000 shares of Common Stock, par value $0.001 per share, of which 108,263,710 shares were issued and outstanding as of September 30, 2024, 40,000,000 shares of Class A Stock, par value $0.001 per share, of which 1,817,146 shares were issued and outstanding as of September 30, 2024, and 30,000,000 shares of preferred stock, par value $0.01 per share, none of which were issued and outstanding as of September 30, 2024.
The following is a description of our capital stock and certain provisions of our certificate of incorporation, by-laws, and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our certificate of incorporation and by-laws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part.
Common Stock and Class A Stock
General.   The rights of holders of Common Stock and holders of Class A Stock are identical except for voting rights, conversion rights, and restrictions on transferability.
Voting Rights.   The holders of Class A Stock are entitled to ten votes per share and the holders of Common Stock are entitled to one vote per share. Except as otherwise expressly provided by law, and subject to any voting rights provided to holders of preferred stock, holders of common shares have exclusive voting rights on all matters requiring a vote of shareholders. Except as provided by law, the holders of Class A Stock and the holders of shares of Common Stock will vote together as a single class on all matters presented to the shareholders for their vote or approval, including the election of directors. Shareholders are not entitled to vote cumulatively for the election of directors and no class of outstanding common shares acting alone is entitled to elect any directors.
Transfer Restrictions.   Class A Stock is subject to certain limitations on transfer that do not apply to the Common Stock.
Dividends and Liquidation.   Except as described in this paragraph, holders of Class A Stock and holders of our Common Stock have an equal right to receive dividends when and if declared by our board of directors out of funds legally available therefor. If a dividend or distribution payable in Class A Stock is made on the Class A Stock, we must also make a pro rata and simultaneous dividend or distribution on the Common Stock payable in shares of Common Stock. Conversely, if a dividend or distribution payable in Common Stock is made on the Common Stock, we must also make a pro rata and simultaneous dividend or distribution on the Class A Stock payable in shares of Class A Stock. In the event of our liquidation, dissolution, or winding up, holders of the shares of Class A Stock and Common Stock are entitled to share equally, share-for-share, in the assets available for distribution after payment of all creditors and the liquidation preferences of our preferred stock.
Optional Conversion Rights.   Each share of Class A Stock may, at any time and at the option of the holder, be converted into one fully paid and nonassessable share of Common Stock. Upon conversion, such shares of Common Stock would not be subject to restrictions on transfer that applied to the shares of Class A Stock prior to conversion except to the extent such restrictions are imposed under applicable securities laws. The shares of Common Stock are not convertible into or exchangeable for shares of Class A Stock or any other of our shares or securities.
Other Provisions.   Holders of Class A Stock and Common Stock have no preemptive rights to subscribe for any additional securities of any class which we may issue and there are no redemption provisions or sinking fund provisions applicable to either such class, nor are our shares of Class A Stock or the Common Stock subject to calls or assessments.
Listing.   Our Common Stock is listed on The Nasdaq Global Select Market under the symbol “REGN.” Our Class A Stock is not listed on a securities exchange.

Transfer Agent and Registrar.   The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC.
Preferred Stock
The following is a description of certain general terms and provisions of our preferred stock. The particular terms of any series of preferred stock will be described in a prospectus supplement and the extent, if any, to which the general provisions set forth below may apply to the series of preferred stock so offered will be described in the prospectus supplement. The following description of the preferred stock does not purport to be complete. You should refer to the provisions of our Restated Certificate of Incorporation dated January 25, 2008, as amended (“Certificate of Incorporation”).
General.   Our Certificate of Incorporation allows us to issue up to 30,000,000 shares of preferred stock in one or more series and as may be determined by our board of directors. As of September 30, 2024, no shares of our preferred stock were outstanding. Our board of directors has the authority, without shareholder consent, to establish from time to time the number of shares to be included in any series of our preferred stock, to fix the designation, powers, preference, and rights of the shares of any such series and any qualifications, limitations, or restrictions thereof and to increase or decrease the number of shares of any such series without any further vote or action by the shareholders. The designation, rights, preferences, and restrictions of any series of preferred stock will be fixed by a Certificate of Amendment of the Certificate of Incorporation relating to such series. A prospectus supplement relating to such series will describe the terms of the preferred stock of the series, including the following:
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the number of shares in that series;

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the designation for that series by number, letter, or title that shall distinguish the series from any other series of preferred stock;

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the dividend rate (or method for determining the rate) for that series and whether dividends on that series of preferred stock will be cumulative, noncumulative, or partially cumulative;

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any liquidation preference per share of that series of preferred stock;

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any conversion or exchange provisions applicable to that series of preferred stock;

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any redemption or sinking fund provisions applicable to that series of preferred stock;

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any voting rights of that series of preferred stock; and

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the terms of any other preferences or rights applicable to that series of preferred stock.

Permanent Global Preferred Securities.   A series of preferred stock may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the prospectus supplement relating to such series of preferred stock. The terms of the depositary arrangement with respect to any series of preferred stock and the rights of and limitations on owners of beneficial interests in a global security representing a series of preferred stock will be described in the related prospectus supplement.
Transfer Agent and Registrar.   The transfer agent and registrar for each series of preferred stock will be set forth in the prospectus supplement.
Anti-Take-Over Effects.   Our board of directors may authorize, without shareholder approval, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of our Common Stock. Preferred stock could thus be issued quickly with terms designed to delay or prevent a change in control or to make the removal of management more difficult. In certain circumstances, this could have the effect of decreasing the market price of our Common Stock.
Anti-Takeover Effects of Provisions of the Charter and By-Laws and New York Corporate Law
For a description of anti-takeover effects of various provisions of our charter, by-laws, and the New York Business Corporation Law, please see “Risk Factors — Risks Related to Our Common Stock — The anti-takeover effects of provisions of our charter, by-laws, and of New York corporate law, as well as the contractual provisions in our investor and collaboration agreements and certain provisions of our compensation plans and agreements, could deter, delay, or prevent an acquisition or other “change of control” of us and could adversely affect the price of our Common Stock” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024.

DESCRIPTION OF DEBT SECURITIES
We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt, our senior subordinated debt, our subordinated debt, or our junior subordinated debt. Debt securities, whether senior, senior subordinated, subordinated, or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.
The following descriptions of the debt securities sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, our debt securities will be issued in one or more series under the indenture, dated August 12, 2020, between us and U.S. Bank Trust Company, National Association, as trustee (the “indenture”). The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part, and any future supplemental indenture or similar document will be filed as an exhibit to a document incorporated by reference herein, in connection with the issuance of any new series of debt securities offered or sold hereunder. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as a holder of our debt securities. All capitalized terms have the meanings specified in the indenture. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
General Terms of the Indenture
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger, and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition, or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” or “OID,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.
The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:
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the title;

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the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

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any limit on the amount that may be issued;

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whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

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the maturity date;

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the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable, and the regular record dates for interest payment dates or the method for determining such dates;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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the terms of the subordination of any series of subordinated debt;

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the form and terms of any guarantee of any debt securities;

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the place where payments will be payable;

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restrictions on transfer, sale, or other assignment, if any;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

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provisions for a sinking fund purchase or other analogous fund, if any;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

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whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

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incur additional indebtedness;

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issue additional securities;

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create liens;

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pay dividends, make distributions in respect of our capital stock and the capital stock of our subsidiaries, or transfer assets;

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redeem capital stock;

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make investments or other restricted payments;

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sell or otherwise dispose of assets;

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enter into sale-leaseback transactions;

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engage in transactions with shareholders and affiliates;

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issue or sell stock of our subsidiaries; or

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effect a consolidation or merger;

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whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based, or other financial ratios;

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information describing any book-entry features;

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the procedures for any auction and remarketing, if any;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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if other than dollars, the currency in which the series of debt securities will be denominated; and

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any other specific terms, preferences, rights, or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.
Unless otherwise provided in the applicable prospectus supplement, all debt securities of any one series need not be issued at the same time and may be issued from time to time without consent of any holder.

Senior Debt Securities
Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other existing and future unsecured and unsubordinated debt.
Senior Subordinated Debt Securities
Payment of the principal of, premium, if any, and interest on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our existing and future unsecured and unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt securities or additional senior subordinated debt securities.
Subordinated Debt Securities
Payment of the principal of, premium, if any, and interest on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior and senior subordinated debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt securities, additional senior subordinated debt securities, or additional subordinated debt securities.
Junior Subordinated Debt Securities
Payment of the principal of, premium, if any, and interest on junior subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior, senior subordinated, and subordinated debt. We will set forth in the applicable prospectus supplement relating to any junior subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the junior subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt securities.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:
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the conversion or exchange price;

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the conversion or exchange period;

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provisions regarding the ability of us or the holder to convert or exchange the debt securities;

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events requiring adjustment to the conversion or exchange price; and

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provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger, or Sale
The indenture filed as an exhibit to the registration statement of which this prospectus is a part does not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer, or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indenture and the debt securities and must be organized under the laws of the United States, any state thereof, or the District of Columbia.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger, or sale.
Events of Default
Unless otherwise indicated, the term “Event of Default,” when used in the indenture in respect of a series of debt securities, means any of the following:
•
if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•
if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•
if we fail to observe or perform any other covenant contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

•
any other Event of Default provided in the applicable supplemental indenture or similar document under which we issue such series of debt securities; or

•
events in bankruptcy, insolvency, or reorganization of our company.

If an Event of Default with respect to debt securities of any series occurs and is continuing, other than an Event of Default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an Event of Default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding will be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or Event of Default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or Event of Default in accordance with the indenture.
Subject to the terms of the indenture, if an Event of Default under the indenture occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•
the direction so given by the holder is not in conflict with any law or the indenture; and

•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:
•
the holder has given written notice to the trustee of a continuing Event of Default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and those holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request, and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Discharge, Defeasance, and Covenant Defeasance
We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any subordinated securities will be expressly made subject to the discharge and defeasance provisions of the indenture.
We may discharge some of our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption, or otherwise, the principal of, premium, if any, and interest on the debt securities, and any mandatory sinking fund payments.
Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect defeasance and covenant defeasance only if, among other things:
•
we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and

•
we deliver to the trustee an opinion of counsel from a law firm to the effect that the holders of the series of debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued or a change in U.S. federal income tax law.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost, or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
Modification of the Indenture; Waiver
The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities of a series with respect to certain specific matters, including:
•
to cure any ambiguity, defect, or inconsistency in the indenture;

•
to comply with the provisions described above under “— Consolidation, Merger, or Sale”;

•
to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

•
to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

•
to provide for uncertificated debt securities and to make all appropriate changes for that purpose;

•
to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issuance, authorization, and delivery of debt securities of any series;

•
to add to our covenants such new covenants, restrictions, conditions, or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions, or provisions an Event of Default, or to surrender any of our rights or powers under the indenture; or

•
to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•
extending the fixed maturity of the series of debt securities;

•
reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities;

•
reducing any amounts due on debt securities of any series or payable upon acceleration of the maturity of debt securities of any series following an Event of Default;

•
adversely affecting any right of repayment at the holder’s option if such option is applicable to the debt securities of such series in accordance with the redemption or repurchase of such debt securities pursuant to any sinking fund, mandatory redemption, or analogous provision;

•
changing the place (except as otherwise permitted by the terms of the indenture) or currency of payment on the debt securities of such series;

•
modifying the debt securities of such series to contractually subordinate such debt securities in right of payment to our other indebtedness;

•
reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture;

•
reducing the percentage of debt securities, the holders of which are required to consent to the waiver of certain defaults; and

•
modifying any of the provisions of Section 9.02 or Section 6.06 of the indenture, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holders of each outstanding series of debt securities affected thereby.

Concerning the Trustee
The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication, and delivery of (including authentication and delivery on original issuance of the debt securities), the debt securities of a series (other than debt securities issued in bearer form) will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.
The indenture contains limitations on the right of the trustee, should it become a creditor of our company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.
The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method, and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that if an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.
No Individual Liability of Incorporators, Shareholders, Officers, or Directors
The indenture provides that neither our incorporator nor any of our past, present, or future shareholders, officers or directors of our company, or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants, or agreements under the debt securities or the indenture.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles thereof.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of Common Stock, preferred stock, or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:
•
the title of the warrants;

•
the price or prices at which the warrants will be issued;

•
the designation, amount, and terms of the securities for which the warrants are exercisable;

•
the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•
the aggregate number of warrants;

•
any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•
the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•
if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•
a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•
the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•
the maximum or minimum number of warrants that may be exercised at any time;

•
information with respect to book-entry procedures, if any; and

•
any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase for cash the amount of Common Stock, preferred stock, or debt securities at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the Common Stock, preferred stock, or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.
The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see “Where You Can Find More Information” in this prospectus. We urge you to read the applicable warrant certificate, the applicable warrant agreement, and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•
directly to one or more purchasers;

•
through agents;

•
to or through underwriters, brokers, or dealers; or

•
through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts, and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation:
•
in a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•
through purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•
in ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•
in exchange for outstanding indebtedness; or

•
in privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the Common Stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Common Stock received from us to close out its short positions;

•
sell securities short and redeliver such shares to close out our short positions;

•
enter into option or other types of transactions that require us to deliver Common Stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the Common Stock under this prospectus; or

•
loan or pledge the Common Stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.
A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•
the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•
the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•
any delayed delivery arrangements;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to the prevailing market prices; or

•
at negotiated prices.

Underwriters and Agents
Any public offering price and any discounts, commissions, concessions, or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents, or remarketing firms may be changed from time to time. Underwriters, dealers, agents, and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act of 1933, as amended (the “Securities Act”). Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents, or dealers and describe their commissions, fees, or discounts in the applicable prospectus supplement or pricing supplement, as the case may be. If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price, or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed, or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts, or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers, or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers, and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers, and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than the Common Stock which is listed on The Nasdaq Global Select Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, or warrants on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.
In connection with any offering of Common Stock, the underwriters may purchase and sell shares of Common Stock in the open market. These transactions may include short sales, syndicate covering transactions, and stabilizing transactions. Short sales involve syndicate sales of Common Stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the Common Stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing, or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act, under which we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. We make available through our website at http://www.regeneron.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. The information provided on our website is not part of this prospectus and, therefore, is not incorporated herein by reference. Our SEC filings are also available to the public on the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (except as specifically set forth below, other than information that we have furnished and not filed on Form 8-K, which information is expressly not incorporated by reference herein):
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 5, 2024.

•
Portions of our Definitive Proxy Statement on Schedule 14A filed on April 25, 2024, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 5, 2024.

•
Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2024, filed on May 2, 2024; for the quarterly period ended June 30, 2024, filed on August 1, 2024; and for the quarterly period ended September 30, 2024, filed on October 31, 2024.

•
Our Current Reports on Form 8-K filed on January 31, 2024 and June 20, 2024.

•
The description of our Common Stock set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 7, 2020.

All documents that we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of the filing of such documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K and related exhibits, which is not deemed filed and not incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.
You may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at:
Investor Relations Department
Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
(914) 847-7000

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The expenses relating to the registration of the securities will be borne by the registrant.
Securities and Exchange Commission Registration Fee	$	*
Accounting Fees and Expenses	$	**
Legal Fees and Expenses	$	**
Printing Fees	$	**
Transfer Agent and Trustees’ Fees and Expenses	$	**
Rating Agency Fees	$	**
Stock Exchange Listing Fees	$	**
Miscellaneous	$	**
Total	$	**

*
Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act.

**
Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15.   Indemnification of Directors and Officers.
Article VII of our Certificate of Incorporation provides that, to the fullest extent permitted under the New York Business Corporation Law, no director or officer of our company shall be personally liable to the company or its shareholders for monetary damages for any breach of fiduciary duty in such capacity.
Section 722 of the New York Business Corporation Law permits a corporation to provide for the indemnification of the members of its board of directors and its officers against actions or proceedings, or the threat thereof, by or in the right of the corporation. In order to receive indemnification, such director or officer must have (i) acted in good faith for a purpose which he reasonably believed was in the best interest of the corporation, and (ii) in the case of a criminal proceeding, also had no reasonable belief that such conduct was unlawful.
Article IV of our Amended and Restated By-Laws provides that the directors and certain other personnel of our company shall be indemnified against expenses and certain other liabilities arising out of legal actions brought or threatened against them for their conduct on behalf of our company, subject to certain qualifications and provided that each such person acted in good faith and in a manner that they reasonably believed was in our best interest.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Our employment agreement with our President and Chief Executive Officer includes a provision indemnifying him to the fullest extent permitted by law in connection with his serving as an officer or director of the Company. Such indemnification is in addition to and not in lieu of other indemnification rights. We maintain directors’ and officers’ liability insurance which insures against liabilities that our directors or officers may incur in such capacities.
Item 16.   Exhibits.
The Exhibits to this registration statement are listed in the Exhibit Index and are incorporated by reference herein.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(A)   (1)
To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit Number
1.1*	Form of Underwriting Agreement.
4.1	Restated Certificate of Incorporation of Regeneron Pharmaceuticals, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Form 10-Q for Regeneron Pharmaceuticals, Inc. for the quarter ended June 30, 2015, filed on August 4, 2015).
4.2	Amended and Restated By-Laws of Regeneron Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.2 to the Form 8-K for Regeneron Pharmaceuticals, Inc., filed on December 21, 2016).
4.2.1	Amendment to the Amended and Restated By-Laws of Regeneron Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.2 to the Form 8-K for Regeneron Pharmaceuticals, Inc., filed on June 14, 2023).
4.4	Specimen Common Stock Certificate.
4.5*	Specimen Preferred Stock Certificate and Form of Certificate of Designation, Preferences, and Rights with respect to any series of Preferred Stock issued hereunder.
4.6	Indenture, dated August 12, 2020, between Regeneron Pharmaceuticals, Inc. and U.S. Bank Trust Company, National Association (incorporated by reference to Exhibit 4.1 to the Form 8-K for Regeneron Pharmaceuticals, Inc., filed on August 12, 2020).
4.7*	Form of any Debt Security.
4.8*	Form of Warrant Agreement (including form of Warrant Certificate).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereto).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as trustee under the Indenture.
107	Filing Fee Table.

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenburgh, State of New York, on October 31, 2024.
REGENERON PHARMACEUTICALS, INC.
By:	/s/ CHRISTOPHER FENIMORE
	Name:	Christopher Fenimore
	Title:	Senior Vice President, Finance and Chief Financial Officer
SIGNATURES AND POWER OF ATTORNEY
In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints each of Leonard S. Schleifer, Christopher Fenimore, Jason Pitofsky, and Joseph J. LaRosa, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ LEONARD S. SCHLEIFER Leonard S. Schleifer, M.D., Ph.D.	Board co-Chair, President and Chief Executive Officer (Principal Executive Officer)	October 31, 2024
/s/ CHRISTOPHER FENIMORE Christopher Fenimore	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	October 31, 2024
/s/ JASON PITOFSKY Jason Pitofsky	Vice President, Controller (Principal Accounting Officer)	October 31, 2024
/s/ GEORGE D. YANCOPOULOS George D. Yancopoulos, M.D., Ph.D.	Board co-Chair, President and Chief Scientific Officer	October 31, 2024
/s/ BONNIE L. BASSLER Bonnie L. Bassler, Ph.D.	Director	October 31, 2024
/s/ MICHAEL S. BROWN Michael S. Brown, M.D.	Director	October 31, 2024

Signature	Title	Date
/s/ N. ANTHONY COLES N. Anthony Coles, M.D.	Director	October 31, 2024
/s/ JOSEPH L. GOLDSTEIN Joseph L. Goldstein, M.D.	Director	October 31, 2024
/s/ KATHRYN GUARINI Kathryn Guarini, Ph.D.	Director	October 31, 2024
/s/ CHRISTINE A. POON Christine A. Poon	Director	October 31, 2024
/s/ ARTHUR F. RYAN Arthur F. Ryan	Director	October 31, 2024
/s/ DAVID P. SCHENKEIN David P. Schenkein, M.D.	Director	October 31, 2024
/s/ GEORGE L. SING George L. Sing	Director	October 31, 2024
/s/ CRAIG B. THOMPSON Craig B. Thompson, M.D.	Director	October 31, 2024
/s/ HUDA Y. ZOGHBI Huda Y. Zoghbi, M.D.	Director	October 31, 2024